Exhibit 99.1

For more information, contact: Joseph W. Kiley III, President and Chief Executive Officer Rich Jacobson, Executive Vice President and Chief Financial Officer (425) 255-4400

First Financial Northwest, Inc. Appoints Patricia M. Remch to Board of Directors
Renton, Washington – April 2, 2019 - First Financial Northwest, Inc. (the "Company") (NASDAQ GS: FFNW), the holding company for First Financial Northwest Bank (the "Bank"), today announced that Patricia M. Remch has been appointed to the Boards of Directors of the Company and the Bank. In addition, Ms. Remch has been appointed to the Board of Directors of the Company's non-financial institution subsidiary, First Financial Diversified Corporation ("FFD").

The Company's Nominating and Corporate Governance Committee proposed, and the Board of Directors ratified and approved, the appointment of Ms. Remch to the Board of Directors.  The appointment of Ms. Remch to the Company's Board of Directors was effective April 1, 2019.
"We are pleased to welcome Ms. Remch to our Boards of Directors," said Joseph W. Kiley III, President and Chief Executive Officer.  "Her expansive background with the Federal Home Loan Bank of San Francisco, her training as an economist, knowledge of capital markets, and her sales and marketing experience, as well as demonstrated thought and organizational leadership, will be a great asset to the Company, the Bank, and FFD."
Ms. Remch has 35 years of experience creating value in the financial services industry and will bring a solid understanding of banking, regulatory and economic expertise to the Board to support her contributions as a director. Ms. Remch has held various roles at the Federal Home Loan Bank of San Francisco, most recently Senior Vice President, Sales, Marketing, and Business Development from March 2017 to July 2018. Previously, Ms. Remch was Senior Vice President, Sales and Marketing, from August 2011 to March 2017, and was Senior Vice President, Mortgage Finance Sales and Product Development, from February 2005 to August 2011. She joined the Federal Home Loan Bank of San Francisco as an economist in 1982, was promoted to capital markets specialist, and became Vice President, Sales Manager, in 1998. Ms. Remch is a graduate of the ABA Graduate School of Banking and is a Ph.D. Candidate in Economics at the University of Maryland, where she also received her Master of Arts in Economics. She earned her Bachelor of Arts in Economics from the State University of New York at Albany.

First Financial Northwest, Inc. is the parent company of First Financial Northwest Bank, an FDIC insured Washington State-chartered commercial bank headquartered in Renton, Washington, serving the Puget Sound Region through 11 full-service banking offices. We are a part of the ABA NASDAQ Community Bank Index and the Russell 2000 Index. For additional information about us, please visit our website at ffnwb.com and click on the "Investor Relations" link at the bottom of the page.

Forward Looking Statements:
When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the "SEC"), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "believe," "will," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include, but are not limited to, the following: increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in the Company's latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission – that are available on our website at www.ffnwb.com and on the SEC's website at www.sec.gov.

Any of the forward-looking statements that we make in this Press Release and in the other public statements are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2019 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us and could negatively affect our operating and stock performance.